UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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OWENS REALTY MORTGAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1933

Date of Report (Date of earliest event reported): June 29, 2018

OWENS REALTY MORTGAGE, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California	94595
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 935-3840

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01. Other Events

On June 29, 2018, Owens Realty Mortgage, Inc. (the “Company”) issued a press release titled “Owens Realty Mortgage, Inc. Sends Letter Detailing Why Stockholders Should Vote For Bryan Draper and James Kessler”. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements about the Company’s business, financial condition and prospects, and anticipated events, including the items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to materially differ from the forward-looking statements made in this Current Report and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake and expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings & Reports” section of the Company’s website at www.owensmortgage.com.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Owens Realty Mortgage, Inc., issued on June 29, 2018, titled “Owens Realty Mortgage, Inc. Sends Letter Detailing Why Stockholders Should Vote For Bryan Draper and James Kessler”.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS REALTY MORTGAGE, INC., a Maryland corporation

Date: June 29, 2018	By:	/s/ Bryan H. Draper
	Name:	Bryan H. Draper
	Title:	President and Chief Executive Officer

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Exhibit 99.1

OWENS REALTY MORTGAGE, INC. SENDS LETTER DETAILING WHY
STOCKHOLDERS SHOULD VOTE FOR BRYAN DRAPER AND JAMES KESSLER

Stockholders Should Reject The Hovde Group’s Ultimate Goal of Liquidation

WALNUT CREEK, Calif., June 29, 2018 -- Owens Realty Mortgage, Inc. (NYSE American: ORM) (the “Company”) today announced that it has sent a letter to its stockholders. A full copy of the letter can be found below:

VOTE FOR OWENS REALTY MORTGAGE’S DIRECTOR NOMINEES
BRYAN DRAPER AND JAMES KESSLER ON THE WHITE PROXY CARD TODAY

June 29, 2018

Dear Fellow Stockholders:

Do you want directors who have proposed a plan that would result in a short-term liquidation of the Company, that may result in dramatic destruction of stockholder value, or directors that continue to execute our plan to return capital to stockholders through consistent and growing dividends, responsible stock repurchases and deploying capital to drive future yield and equity growth?

OUR NOMINEES	THE HOVDE GROUP
Increasing Stockholder Returns	Short-Term Liquidation Strategy
Dividend Growth	Recklessly Aggressive Share Repurchase
Responsible Share Repurchases	Intends to Sell Shares in a Year or Less

As significant stockholders, owning 4.48%, your Board and management are aligned with all other stockholders. As long-term stockholders, we are focused on driving total stockholder return. In fact, since the Company’s public listing as a REIT1, our strategic plan has achieved an 87.0% total stockholder return. Over the same period, the median of the Company’s peers fell by 6.0%.2

[1]	Since July 1, 2013 through May 9, 2018 (the day of first public filing by the Hovde Group)
[2]	Peer Group includes: Arbor Realty Trust, Ares Commercial Real Estate Corp., Ladder Capital Corp., Sutherland Asset Management, and iStar Inc.

THE HOVDE GROUP IS FOCUSED ON SELLING ITS STOCK AS SOON AS POSSIBLE	YOUR BOARD HAS BEEN BUYING STOCK

Eric Hovde, Financial Institutions Partners III, LP, and certain of their affiliates, (collectively, the “Hovde Group”) have clearly stated that in addition to the Hovde Group’s interest in a short-term liquidation of the Company, its goal is to sell out of its position in the Company within a year and is already in the process of doing so - as of May 31, 2018, the Hovde Group sold 10,000 shares. So, it is no surprise that its recommendations would serve its self-interest at the expense of the rest of the stockholders. How could the Hovde Group now claim its interests are aligned with those of all of the Company’s long-term stockholders?

While the Hovde Group has been selling stock, your Board has been buying stock. Your directors and management purchased over 64,000 shares during the last open buying window. They have, in fact, bought shares in 8 out of the last 11 open buying windows since the Company’s public listing.

YOUR BOARD HAS A CLEAR STRATEGIC PLAN THAT IS YIELDING RESULTS,

RESULTS THAT WOULD BE JEOPARDIZED BY A LIQUIDATION

Aggressively repurchasing shares poses a serious risk of liquidation. If the Company were to use all of its cash to repurchase shares, it would effectively stall the Company’s bridge lending business. Without deal flow, opportunities to grow the loan portfolio would evaporate, leading to no other option but a liquidation.

To be clear, liquidating our portfolio will not close the gap between NAV and Book Value. A company going through a liquidation has limited bargaining power and is often forced to sell assets at pennies on the dollar. The Hovde Group’s plan is flawed in theory but we believe it is even more problematic for all stockholders in practice.

The Hovde Group’s recommendation for additional aggressive share repurchases may sound attractive in the short-term, but it presents risks for stockholders focused on consistent, competitive risk-adjusted yield over the long-term.

If all available cash was used to recklessly and aggressively repurchase stock, there would be less capital available to pay dividends. The Company would not be able to maintain its current dividend payouts, dividend yields would decrease, and, over time, dividends could be discontinued completely.

Put simply, focusing solely on stock repurchases of the scale and on the timetable promoted by the Hovde Group could put the Company on the path to liquidation.

Your Board understands that a balanced capital allocation strategy consisting of dividends, stock repurchases and reinvesting proceeds from our real estate sales into the commercial loan investment portfolio is the best strategy for driving continued total stockholder returns, not liquidation or aggressive share repurchases meant to mask (but effectuate) an ultimate goal of liquidation. Indeed, your Board’s capital allocation strategy continues to deliver results: ~$36.2 million in share repurchases, 100% increase in dividends since Q4 2017, and a $210,000 reduction in the Management Fee since Q1 2017.

THE HOVDE GROUP’S NOMINEES ARE UNFIT FOR SERVICE ON OUR BOARD

Your Board is open to stockholder representation in the boardroom and values stockholder input on ideas that provide for long-term growth. Unfortunately, the Hovde Group is composed of short-term stockholders, which is reflected in its short-sighted views and objectives.

Despite the Hovde Group’s short-term mandate and explicit disinterest in working with us to enhance various aspects of the Company’s corporate governance practices, including increasing gender diversity on the Board, the Company carefully considered the Hovde Group’s nominees for seats on the Board. In fact, the Board followed its thorough vetting process for new nominees for both of the Hovde Group’s candidates. After extensive interviews with them, your Board came to the conclusion that James Hua and Steven Hovde lack true independence from the Hovde Group’s short-term plan that will lead to liquidation and are, therefore, unfit for service on your Board:

Steven Hovde – Lacks Bandwidth

●	He is chairman and CEO of a full-service investment bank; chairman of a full service real estate firm; owner of a bank holding company; director of two bank holding company boards and two of their subsidiary boards; and is a principal of a private investment fund that owns interests in the Company and is a member of the Hovde Group

●	He would be categorically over-boarded if these were all public company roles

●	Told us during interviews that he travels 20,000 miles a month

●	Failed to know how much of the Company the Hovde Group owns – when asked, he stated that the Hovde Group owned more than 2X the group’s actual holdings

James Hua – Lacks Experience

●	Limited public company experience (one board, of a company in unrelated industry)

●	No meaningful history of employment by a company in our industry

●	Primary experience appears to consist of private wealth management

●	100% owner of Opal Advisors, member of the Hovde Group

According to Mr. Hovde, his current director, officer, investment management and many other professional responsibilities entail approximately 20,000 miles of travel every month. In our view, this creates a lack of bandwidth not compatible with the intensive responsibilities of our Board, which often require well in excess of several hundreds of hours a year of service from each director. Our concerns about Mr. Hovde became further highlighted during his Board interview when he did not even know how much stock in the Company is owned by the Hovde Group, guessing that it owned over 2 times its actual holdings. If Mr. Hovde’s extensive current business obligations prevent him from knowing such a basic and important fact about his own investment in the Company, how could he possibly focus enough to properly steward the investments of all stockholders?

THE HOVDE GROUP DISMISSED THE COMPANY’S
MULTIPLE REASONABLE SETTLEMENT OFFERS

Nonetheless, we diligently tried to come to a resolution with the Hovde Group to avoid the needless distraction and costs of this proxy fight. After constructive dialogue with Eric Hovde over a period of months, we offered a range of settlement proposals. We believe in stockholder input regarding the composition of our Board. We insisted on a mutually agreeable director construct to allay our concerns about the Hovde Group’s nominees. This is because they are owners of the investment funds that comprise the Hovde Group and lack, in our view, true independence from the Hovde Group’s short-term agenda to liquidate its ownership within a year or less.

All of our reasonable settlement proposals, including those allowing the Hovde Group to participate in adding an independent, female director to our Board, were squarely rejected. In response, the Hovde Group confirmed our fears of its short-term-focused mandate. It made clear to us on several occasions that it intends to sell its shares within a year or sooner. Consistent with this intention, the Hovde Group asked the Company to buy out its position. The Hovde Group also indicated that it wanted to sell all of its shares in a Dutch tender offer, or, if not possible to dispose of the remaining shares shortly thereafter. Just within the past month, the Hovde Group even sold 10,000 shares of the Company when our stock price hit $17 per share.

YOUR DIRECTORS ARE BEST QUALIFIED TO SERVE ALL STOCKHOLDERS.
VOTING THE CEO OFF THE BOARD COULD HAVE UNINTENDED CONSEQUENCES
THAT COULD UNNECESSARILY HARM STOCKHOLDERS

As a stockholder, you have the ability to protect your investment by voting for our highly qualified nominees – Bryan Draper (also the Company’s CEO) and James Kessler. Mr. Draper’s extensive experience in the commercial mortgage financing and real estate industries, including REO dispositions, credit facilities, and risk oversight, along with his CPA certification and accounting and financial expertise make him well qualified to serve as a director of the Company. Likewise, Mr. Kessler’s extensive experience in real estate investment, development, business operations and management industries, including his positions in two publicly traded REITs, strengthens our Board’s collective qualifications, skills, experience and viewpoints. Mr. Draper and Mr. Kessler bring decades of industry-specific credentials that contribute greatly to the composition of your Board, the ongoing success of the Company and the long-term value of your investment.

WE URGE YOU TO VOTE THE WHITE PROXY CARD
AND SUPPORT OUR HIGHLY QUALIFIED NOMINEES

You may vote by telephone, Internet or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. Your vote is extremely important. Please discard any gold proxy cards you have received from the Hovde Group. If you have already returned a gold proxy card, you can change your vote simply by signing, dating and returning a WHITE proxy card today. Only your latest dated proxy card will be counted.

If you have questions about how to vote your shares, please contact Georgeson, LLC, our proxy solicitor, at (888) 206-5970 or ORM@Georgeson.com.

We are extremely honored to serve on behalf of you, our stockholders. Your Board and management team are committed to constructive engagement with our stockholders and maximizing the value of your investment.

On behalf of the Board, thank you for your continued support.

Very truly yours,

The Owens Realty Mortgage Board

VOTE ON THE WHITE PROXY CARD TODAY
BRYAN DRAPER	JAMES KESSLER

THROW AWAY THE GOLD CARD OR ANY OTHER PROXY MATERIALS

About Owens Realty Mortgage, Inc.

Owens Realty Mortgage, Inc., a Maryland corporation, is a specialty finance mortgage company organized to qualify as a real estate investment trust (“REIT”) that focuses on the origination, investment, and management of commercial real estate mortgage loans. We provide customized, short-term acquisition and transition capital to small balance and middle-market investors that require speed and flexibility. Our primary objective is to provide investors with attractive current income and long-term stockholder value. Owens Realty Mortgage, Inc., is headquartered in Walnut Creek, California, and is externally managed and advised by Owens Financial Group, Inc.

Additional information can be found on the Company’s website at www.owensmortgage.com.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company’s plans, strategies, prospects, and anticipated events, including the Hovde Group’s plans and the transactions or other items discussed in this press release, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company’s most recent filings with the Securities and Exchange Commission including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with matters to be considered at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”). The Company has filed a definitive proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company’s directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2018 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. These documents are also available at no charge in the “SEC Filings & Reports” section of the Company’s website at www.owensmortgage.com.

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